CONSENT OF INDEPENDENT ACCOUNTANTS


We  consent  to  the  inclusion  in  Post-Effective   Amendment  No.  3  to  the
Registration Statement of Conseco Variable Annuity Account G (the "Account") on Form N-4 (File Nos. 333-00373 and 811-07501) of:

(1) Our report dated February 10, 1999, on our audit of the financial statements of the Account; and

(2) Our report dated March 30, 1999, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".


                                                  /s/PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP


Indianapolis, Indiana
April 23, 1999